EXHIBIT 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

WHEREAS, Sotheby's Holdings, Inc. (the "Company") and William F. Ruprecht (the "Executive") entered into an employment agreement dated as of July 1, 2003 (the "Agreement");

WHEREAS, the Company and the Executive desire to amend the Agreement in certain respects;

WHEREAS, Section 8(c) of the Agreement requires that any amendment to the Agreement be in writing signed by the Executive and the Company;

NOW THEREFORE, for good and valuable consideration the receipt of which the parties each acknowledge, the Agreement is hereby amended as follows:

1.	Section 5(d) of the Agreement is amended in its entirety to read as follows:

"(d) Expiration of the Term. If the Company does not offer to renew this Agreement by March 31, 2006 (or, if earlier, one week after the completion of the Board of Directors meeting currently scheduled for February 27, 2006) on terms at least as favorable as those in the final year of the Executive's employment (except that (i) its Term need be no longer than two (2) years, (ii) payments for termination without Cause or for Good Reason need be no greater than two years' Base Salary and Annual Incentive Compensation, (iii) Subparagraph 4(d)(6) need not be included and (iv) the provisions of Subparagraph 3(c) may be satisfied by a plan comparable to the Company's Partnership Plan that provides the Executive with the opportunity to earn substantially equivalent economic benefits based on the financial performance of the Company), the Executive shall, upon the expiration of the Term, be entitled to receive compensation and benefits as if his employment were terminated by him for Good Reason immediately prior to the expiration of the Term."

2.	Except as hereinabove provided, the Agreement is ratified and confirmed in all respects and shall continue in full force and effect.

             IN WITNESS WHEREOF, the Company and the Executive have executed this First Amendment to the Agreement as of the 12th day of April, 2005.

SOTHEBY'S HOLDINGS, INC.

By:	/s/ SUSAN ALEXANDER
Susan Alexander, Executive Vice President

/s/ WILLIAM F. RUPRECHT
WILLIAM F. RUPRECHT